Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 21, 2019, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-232742) and related Prospectus of Ares Commercial Real Estate Corporation for the registration of $1,250,000,000 of its common stock, preferred stock, debt securities, subscription rights, warrants, and units.

/s/Ernst & Young LLP

August 1, 2019

Los Angeles, California